Exhibit 3.11

Industrie Canada	Industry Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

CROWN DOOR CORPORATION	260322-5
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ illegible	May 3, 1990/le 3 mai 1990

Director - Directeur	Date of Incorporation - Date de constitution

Canada

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6)

1 – Name of Corporation	Denomination de la société

CROWN DOOR CORPORATION

2 – The place in Canada where the registered office is to be situated	Lieu au Canada où doit être situé le siège social

Municipality of Metropolitan Toronto

3 - The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of shares.

4 – Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

See schedule 1 attached.

5 – Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

A minimum of 1 and a maximum of 10.

6 – Restrictions, if any, on business the corporation may carry on	Limites imposées a l’activité commerciale de la société, s’il y a lieu
None.

7 – Other provisions, if any	Autres dispositions, s’il y a lieu

See schedule 2 attached.

8 – Incorporators	Fondateurs

Name(s) - Nom(s)	Address (include postal code) - Adresse (inclure le code postal)	Signature

Harley Ulster	27 Westover Hill Rd., Toronto M6L 3J6	/s/ Harley Ulster

FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTÈRE SEULEMENT Corporation number - Numéro de la société	Filed – Déposée MAY – 7 1990
260322-5

Schedule 1

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a)                                  The previous sanction of the holders of at least a majority of the shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the      holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares; or

(b)                                 The previous sanction of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by all of the directors.

Schedule 1

(1) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and continue after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50), two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(3) The board of directors may from time to time, in such amounts and on such terms as it deems expedient:

(a)                                  borrow money on the credit of the Corporation;

(b)                                 issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured of the Corporation);

(c)                                  charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation including book debts, rights, powers, franchises, an undertaking to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

CROWN DOOR CORPORATION		260322-5
Name of corporation – Dénomination de la société		Corporation number – Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

Director – Directeur		July 9, 1996/le 9 juillet 1996 Date of Amendment – Date de modification

Consumer and Corporate Affairs Canada	Consommation et Affaires commerciales Canada

Canada Business Corporations Act	Loi régissant les sociétés par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 Name of corporation - Dénomination de la société CROWN DOOR CORPORATION	2 – Corporation No. – N° de la société 260322-5

3 – The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Paragraph 2 of the articles of incorporation is amended to provide that the place in Canada where the registered office is to be situated is changed to the Regional Municipality of Peel in the Province of Ontario

Date	Signature	Title – Titre

June 24, 1996	/s/ Harley Ulster	Secretary

	Harley Ulster	FOR DEPARTMENTAL USE ONLY – Á L’USAGE DU MINISTÉRÉ SEULEMENT Filed – Déposée